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                                                                    EXHIBIT 3.16



                           CERTIFICATE OF FORMATION

                                      OF

                              HMC REAL ESTATE LLC

          This Certificate of Formation of HMC Real Estate LLC (the "LLC") is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

1.        NAME

          The name of the limited liability company is HMC Real Estate LLC.

2.        REGISTERED OFFICE AND AGENT

          The address of the LLC's registered office in the State of Delaware is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware, County of New Castle. The name of the LLC's registered agent at such address is The Prentice-Hall Corporation System, Inc.

3.        AUTHORIZED PERSON

     a) The name and address of the authorized person is Christopher G. Townsend, 10400 Fernwood Road, Bethesda, Maryland 20817-1109. The powers of the authorized person shall terminate upon the filing of this Certification of Formation.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of HMC Real Estate LLC this 28th day of July, 1998.
                                      ----

                                       By: /s/ Christopher G. Townsend
                                          -----------------------------
                                             Christopher G. Townsend